 Registration No. 333-86113

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

 Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

________________

WEST COAST BANCORP
(Exact name of registrant as specified in its charter)

Oregon	93-0810577
(State of incorporation)	(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

1999 STOCK OPTION PLAN
(Full title of each plan)

Robert D. Sznewajs
President and Chief Executive Officer
West Coast Bancorp
5335 Meadows Road, Suite 201
Portland, Oregon 97035
Telephone (503) 684-0884
(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

  DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock of West Coast Bancorp registered pursuant hereto for issuance under the 1999 Stock Option Plan was 1,500,000 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                    Exhibits.

See "Exhibit Index" immediately following the signature page below.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 23, 2012.

WEST COAST BANCORP

(Registrant)

By:	/s/ David C. Bouc
David C. Bouc
Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on February 23, 2012.

Principal Executive Officer:
*Robert D. Sznewajs	President and CEO and Director

Principal Financial Officer:
*Anders Giltvedt	Executive Vice President and Chief Financial Officer

Principal Accounting Officer:
*Kevin M. McClung	Senior Vice President and Controller

Remaining Directors:
*Lloyd D. Ankeny, Chairman
*David A. Dietzler
*Henchy Enden
*Shmuel (Sam) Levinson
*Steven J. Oliva
*John T. Pietrzak
*Steven N. Spence
*Nancy A. Wilgenbusch, PhD.

*By	/s/ David C. Bouc
David C. Bouc
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney